Exhibit 99.1
For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Announces New Share Repurchase Program and
Expansion of Bank Facility to $350 Million
Wilmington, Delaware, November 8, 2007 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that its Board of Directors has authorized a new share repurchase program under which up to 1.5 million shares of the Company’s Class A common stock may be acquired. Purchases may be made from time to time on the open market or in privately negotiated transactions, subject to market conditions and applicable legal requirements. This program replaces the Company’s existing share repurchase program, which had an outstanding authorization of approximately 900,000 shares at September 30, 2007. Since October 24, 2007, the Company has repurchased a total of 650,000 shares at an average price of $37.45 under the old authorization.
Delphi Financial also announced that it has expanded its bank revolving credit facility to $350 million from $250 million. Banc of America Securities LLC and Wachovia Capital Markets, LLC were joint lead arrangers for the expanded credit facility, which includes new participants.
Robert Rosenkranz, Chairman and Chief Executive Officer, said, “The new share repurchase program enables us to enhance shareholder value while fully supporting the growth of our insurance businesses. Our financial flexibility is further augmented by the expanded credit facility. We are pleased that the bank market recognizes the Company’s improved credit ratings, strong operating performance and future growth prospects.”
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual fixed annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.
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